CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement ((Form S-3 Nos. 333-253061, 333-252230, 333-237251 and 333-239371; and Form S-8 Nos. 333-236108, 333-253059 and 333-205043) of our report dated March 31, 2021, relating to the consolidated financial statements of Ideanomics, Inc. as of and for the year ended December 31, 2020 and to all references to our firm included in the December 31, 2021 annual report on Form 10-K of Ideanomics, Inc. filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 2, 2022.

Certified Public Accountants
Lakewood, CO
September 2, 2022